Exhibit 10.2

BIOSPECIFICS TECHNOLOGIES CORP.
2019 OMNIBUS INCENTIVE COMPENSATION PLAN
NONQUALIFIED STOCK OPTION AWARD AGREEMENT

This NONQUALIFIED STOCK OPTION AWARD AGREEMENT (the “Award Agreement”), dated as of ___________ (the “Date of Grant”), is delivered by BioSpecifics Technologies Corp. (the “Company”) to ___________ (the “Participant”).

RECITALS

The BioSpecifics Technologies Corp. 2019 Omnibus Incentive Compensation Plan (the “Plan”) provides for the grant of stock options to purchase shares of Company common stock (“Company Stock”) in accordance with the terms and conditions of the Plan.  The Committee has decided to make this nonqualified stock option Award as an inducement for the Participant to promote the best interests of the Company and its stockholders.  This Award Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan.  Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1.           Grant of Option.  Subject to the terms and conditions set forth in this Award Agreement and in the Plan, the Company hereby grants to the Participant a nonqualified stock option (the “Option”) to purchase ___ shares of Company Stock (each a “Share”, and together the “Shares”) at an Exercise Price of $___ per Share, with such Exercise Price equal to Fair Market Value on the Date of Grant.  The Option shall become exercisable according to Section 2 below.

2.            Exercisability of Option.

(a)         Subject to the terms of this Section 2, 25% of the Option shall become vested on each of the first four anniversaries of the Date of Grant (each of the first four anniversaries of the Date of Grant, a “Vesting Date”), provided that, subject to Section 2(c) and Section 2(d), the Participant continues to be employed by, or provide service to, the Employer from the Date of Grant until the applicable Vesting Date.

(b)         The vesting and exercisability of the Option is cumulative, but shall not exceed 100% of the Shares subject to the Option.  If the terms set forth on in Section 2(a) would produce fractional Shares, the number of Shares for which the Option becomes vested and exercisable shall be rounded down to the nearest whole Share and the fractional Shares will be accumulated with any fractional Shares produced on a future Vesting Date, and become exercisable once such fractional Shares from prior Vesting Dates equal a whole Share.

(c)         Notwithstanding Section 2(a), in the event that the Participant ceases to be employed by, or provide service to, the Employer on account of the termination of the Participant’s employment (i) by the Employer without Cause (as defined in the Employment Agreement among the Company, Advance Biofactures Corporation, and the Participant dated as of October 8, 2019 (the “Employment Agreement”) and other than on account of the Participant’s death or Disability (as defined by the Employment Agreement) or (ii) by the Participant for Good Reason (as defined in the Employment Agreement), in the case of the preceding clauses (i) and (ii) on or after the first anniversary of the Date of Grant but prior to the fourth anniversary of the Date of Grant, then subject to the Participant’s execution of an effective Release (as defined by the Employment Agreement), any unvested portion of the Option shall become fully vested.

(d)         Except as otherwise provided in Section 2(c) or in a written employment agreement or severance agreement entered into by and between the Participant and the Employer, in the event of a Change of Control, the provisions of the Plan applicable to a Change of Control shall apply to the Option, and, in the event of a Change of Control, the Committee may take such actions as it is permitted to under the terms of the Plan with respect to the vesting and exercisability of the Option.

3.           Term of Option.

(a)         The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Award Agreement or the Plan. Notwithstanding the foregoing, to the extent permitted by Section 409A of the Code, in the event that on the last business day of the term of the Option, the exercise of the Option is prohibited by applicable law, including a prohibition on purchases or sales of Company Stock under the Company’s insider trading policy, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise.

(b)          The Option shall automatically terminate upon the happening of the first of the following events:

(i)          The expiration of the 90-day period after the Participant ceases to be employed by, or provide service to, the Employer, if the termination is for any reason other than Disability, death or Cause;

(ii)         The expiration of the one-year period after the Participant ceases to be employed by, or provide service to, the Employer on account of the Participant’s Disability;

(iii)       The expiration of the one-year period after which the Participant ceases to be employed by, or provide service to, the Employer on account of the Participant’s death, or after which the Participant dies within 90 days after the date the Participant ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death or Cause; and

(iv)       The date on which the Participant ceases to be employed by, or provide service to, the Employer for Cause.  In addition, notwithstanding the prior provisions of this Section 3, if the Participant engages in conduct that constitutes Cause after the Participant’s employment or service terminates, the Option shall immediately terminate.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant, except as provided under Section 3(a) above.  Any portion of the Option that is not exercisable at the time the Participant ceases to be employed by, or provide service to, the Employer shall immediately terminate.

4.            Exercise Procedures.

(a)         Subject to the provisions of Sections 2 and 3 above, the Participant may exercise part or all of the exercisable Option by giving the Company, or its delegate, written notice of intent to exercise in a form prescribed by the Company.  For the avoidance of doubt, only the vested portion of an Option may be exercised.

(b)         At such time as the Committee shall determine, the Participant shall pay the Exercise Price (i) in cash or by check, (ii) with the consent of the Committee, by delivering shares of Company Stock owned by the Participant, which shall be valued at their Fair Market Value on the date of exercise, or by attestation (in accordance with procedures prescribed by the Company) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) with the consent of the Committee, by payment through a broker in accordance with procedures prescribed by the Company, (iv) with the consent of the Committee, or as the Committee may require, by surrendering shares of Company Stock subject to the exercisable Option for an appreciation distribution payable in Shares with a Fair Market Value on the date of exercise equal to the dollar amount by which the then Fair Market Value of the Shares subject to the surrendered portion exceeds the aggregate Exercise Price payable for the Shares (“net exercise”), or (v) by such other method as the Committee may approve, to the extent permitted by applicable law.  The Committee may impose from time to time such limitations as it deems appropriate on the use of shares of Company Stock to exercise the Option.

(c)          The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations.

(d)         All obligations of the Company under this Award Agreement shall be subject to the rights of the Employer as set forth in the Plan and Section 9 to withhold amounts required to be withheld for any taxes, if applicable.  The Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any federal, state, local or other taxes that the Employer is required to withhold with respect to the Option in accordance with Section 9.

(e)          Upon exercise of the Option (or portion thereof), the Option (or portion thereof) will terminate and cease to be outstanding.

5.           Restrictions on Exercise.  Except as the Committee may otherwise permit pursuant to the Plan, only the Participant may exercise the Option during the Participant’s lifetime and, after the Participant’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Participant, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Award Agreement.

6.           Award Subject to Plan Provisions.  This Award is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan.  The Award and exercise of the Option are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the Shares, (c) changes in capitalization of the Company and (d) other requirements of applicable law.  The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive, final and binding as to any questions arising hereunder.

7.           No Employment or Other Rights.  The Option Award shall not confer upon the Participant any right to be retained by or in the employ or service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment or service at any time. The right of any Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

8.           No Stockholder Rights.  Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

9.           Withholding Taxes.  The Participant is solely responsible for the satisfaction of all taxes that may arise in connection with the Option, and the Option may not be exercised unless the Participant makes arrangements satisfactory to the Company to ensure that its withholding tax obligations will be satisfied.  At the time of taxation, the Company shall have the right to deduct from other compensation or from amounts payable with respect to the Option, including by withholding Shares otherwise issuable upon the exercise of the Option, an amount equal to the federal (including FICA), state and local income and payroll taxes and other amounts as may be required by law to be withheld with respect to the Option.  In addition, the Participant may elect to satisfy any tax withholding obligation of the Employer with respect to the Option by having Shares withheld to satisfy the applicable withholding tax liabilities. Unless otherwise determined by the Committee, any withholding in the form of Shares shall not exceed the Participant’s minimum applicable tax withholding required by law

10.        Assignment and Transfers.  Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Award Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option or any right hereunder, except as provided for in this Award Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Participant, and the Option and all rights hereunder shall thereupon become null and void.  The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates.  This Award Agreement may be assigned by the Company without the Participant’s consent.

11.         Applicable Law; Jurisdiction.  The validity, construction, interpretation and effect of this Award Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of this Award Agreement shall be brought only in the United States District Court for the Eastern District of New York, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in New York, and the jurisdiction of such court in any such proceeding shall be exclusive.  Notwithstanding the foregoing sentence, on and after the date a Participant receives shares of Company Stock hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws.

12.         Notice.  Subject to Section 14 of this Award Agreement, any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel and any notice to the Participant shall be addressed to such Participant at the current address shown on the payroll of the Employer.  Any notice shall be delivered by electronic mail, in-person, or enclosed in a properly sealed envelope addressed as stated above and registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.

13.         Clawback and Recoupment; Company Policies.

(a)          Subject to the requirements of applicable law, if the Participant breaches any restrictive covenant agreement or obligation between the Participant and the Employer or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Employer or within 12 months following termination, the Option shall terminate, and to the extent the Option has been exercised, the Company may require that (i) the Participant shall return to the Company the Shares received upon the exercise of the Option or (ii) if the Participant no longer owns such Shares, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the Shares  (or, in the event the Participant transfers the Shares by gift or otherwise without consideration, the Fair Market Value of the Shares on the date of the breach of the restrictive covenant agreement or activity constituting Cause), net of the price originally paid by the Participant for the shares.  Payment by the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee.  To the extent permitted by law (including Section 409A of the Code), the Employer shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Participant by the Employer.

(b)          The Participant agrees that, subject to the requirements of applicable law, the Option, and the right to receive and retain any Shares, or the amount of any gain realized or payment received as a result of any sale or other disposition of the Shares, covered by this Award Agreement, shall be subject to rescission, cancellation or recoupment, in whole or part, if and to the extent so provided under any “clawback” or recoupment policies, securities exchange listing standard, share trading policy and any other standard or policy that may be required by law or implemented by the Company and that is in effect on the Date of Grant or that may be established thereafter.  By accepting the Option, the Participant agrees and acknowledges that the Participant is obligated to cooperate with, and provide any and all assistance necessary to, the Company to recover or recoup the Option or Shares or amounts paid under the Option subject to clawback or recoupment pursuant to such policy, standard or law or to the extent payment is required pursuant to Section 13(a).  Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to recover or recoup any such Option or Shares or amount paid from the Participant’s accounts, or pending or future compensation or Awards under the Plan.

(c)          The Option and any Shares or cash delivered pursuant to the Option shall be subject to all applicable share trading policies, share holding and other policies that may be implemented by the Board from time to time.

14.         Electronic Delivery.  The Company may, in its sole discretion, deliver any documents relating to the Participant’s Option and the Participant’s participation in the Plan, or future Awards that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third-party designated by the Company.

15.         Severability.  If any provision of this Award Agreement is held to be unenforceable, illegal or invalid for any reason, the unenforceability, illegality or invalidity will not affect the remaining provisions of the Award Agreement, and the Award Agreement is to be construed and enforced as if the unenforceable, illegal or invalid provision had not been inserted, and the provisions so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

16.         Waiver.  The waiver by the Company with respect to the Participant’s (or any other participant’s) compliance of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by such party of a provision of this Award Agreement.

17.         Amendment.  Except as permitted by the Plan, this Award Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of the Company and the Participant.

18.         Counterparts.  This Award Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

19.         Binding Effect; No Third Party Beneficiaries.  This Award Agreement shall be binding upon and inure to the benefit of the Company and the Participant and each of their respective heirs, representatives, successors and permitted assigns.  This Award Agreement shall not confer any rights or remedies upon any person other than the Company and the Participant and each of their respective heirs, representatives, successor and permitted assigns..

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused an officer to execute this Award Agreement, and the Participant has executed this Award Agreement, effective as of the Date of Grant.

BIOSPECIFICS TECHNOLOGIES CORP.

Name:
Title:

I hereby accept the Option described in this Award Agreement, and I agree to be bound by the terms of the Plan and this Award Agreement. I hereby further agree that all decisions and determinations of the Committee shall be conclusive, final and binding.

Participant:
Date: